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                                Exhibit 10(b)

                              AMENDMENT NO. 1 TO
                           RESPONSE ONCOLOGY, INC.
                          1996 STOCK INCENTIVE PLAN

        The following amendment to the Response Oncology, Inc. 1996 Stock Incentive Plan (the "Plan") is adopted by the Compensation Committee of the Board of Directors of the Company effective April 4, 1997, subject to approval by the shareholders of the Company (as defined in the Plan) at its Annual Meeting to be held on June 5, 1997. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

        Section 3.1 of the Plan is amended by substituting the number 1,130,000 for the number 630,000 in the third line of that section.

        In all other respects, the Plan shall remain in full force and effect as originally adopted.

As Adopted by the Compensation Committee of the Board of Directors on April 4, 1997, to be approved by the shareholders no later than December 31, 1997.


                                    10b-1